Exhibit 99.7

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE URGED TO DATE, SIGN, AND MAIL PROMPTLY THIS PROXY IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE PROXY STATEMENT/ PROSPECTUS ACCOMPANYING THIS PROXY CARD BEFORE IT HAS BEEN VOTED AT THE SPECIAL MEETING. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON SHOULD YOU WISH TO DO SO EVEN THOUGH YOU HAVE ALREADY SENT IN YOUR PROXY.

TRIKON TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF SHAREHOLDERS

            ,                          , 2005

The undersigned hereby appoints John Macneil and Martyn Tuffery, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of common stock of Trikon Technologies, Inc., or Trikon, which the undersigned is entitled to vote at the Special Meeting of Stockholders of Trikon to be held at Trikon’s corporate headquarters at Ringland Way, Newport South Wales NP18 2TA, United Kingdom, on          , 2005, at       local time, and at any adjournment thereof, (1) as hereinafter specified upon the proposals listed below and as more particularly described in the proxy statement/ prospectus of Trikon for the special meeting, receipt of which is hereby acknowledged, and (2) in their discretion, upon such other matters as may properly come before the meeting. A vote “FOR” the following proposals is recommended by the board of directors of Trikon:

The Board of Directors recommends a vote “FOR” each of the proposals.

PROPOSAL 1. Proposal to adopt the merger agreement dated as of March 14, 2005 among Trikon Technologies, Inc., Aviza Technology, Inc., New Athletics, Inc., Baseball Acquisition Corp. I and Baseball Acquisition Corp. II and approve the merger of Baseball Acquisition Corp. I with and into Trikon.

( ) FOR	( ) AGAINST	( ) ABSTAIN

PROPOSAL 2. Proposal to approve the amended and restated certificate of incorporation of New Athletics, Inc. substantially in the form attached as Annex B to the proxy statement/prospectus, which is to be effective following the merger transaction

PLEASE COMPLETE EITHER THIS PROPOSAL OR THE INDIVIDUAL SUB-PROPOSALS BELOW, BUT NOT BOTH. You may vote on all sub-proposals to approve the governance and other provisions in the amended and restated certificate of incorporation of New Athletics, Inc. to be contingent and effective upon the completion of the merger transaction by marking the box below. If you mark both this item and any individual proposal below only your vote on this item will be counted.

( ) FOR	( ) AGAINST	( ) ABSTAIN

2A. Proposal to approve the classified board of directors of New Athletics, Inc. consisting of three classes with each class coming up for election every three years

( ) FOR	( ) AGAINST	( ) ABSTAIN

2B. Proposal to approve restrictions on the ability to remove directors of New Athletics.

( ) FOR	( ) AGAINST	( ) ABSTAIN

2C. Proposal to approve restriction on the ability of New Athletics to hold its first annual meeting prior to the 13-month anniversary of the effective time of the merger transaction.

( ) FOR	( ) AGAINST	( ) ABSTAIN

2D. Proposal to approve restrictions on the ability of stockholders to act by written consent

( ) FOR	( ) AGAINST	( ) ABSTAIN

2E. Proposal to approve restrictions on the ability to amend the bylaws and certain provisions of the amended and restated certificate of incorporation of New Athletics, Inc.

( ) FOR	( ) AGAINST	( ) ABSTAIN

PROPOSAL 3. Proposal to approve the New Athletics 2004 Stock Plan

( ) FOR	( ) AGAINST	( ) ABSTAIN

PROPOSAL 4. Proposal to grant discretionary authority to the Trikon board of directors to adjourn or postpone the Trikon special meeting

( ) FOR	( ) AGAINST	( ) ABSTAIN

(Continued and to be signed, on reverse side)

(Continued from other side)

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting.

This ballot will be voted as directed or, if no contrary direction is indicated, will be voted “FOR” the election of each of the directors named herein, “FOR” each of the proposals listed, and, with respect to such other matters as may come before the annual meeting and any postponements or adjournments thereof, as said proxies deem advisable.

Typed or Printed Name(s)

Signature

Signature

Title, if applicable

Type and Number of Shares owned

Dated: , 2005

This proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.